Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact: Brad Cohen of ICR 888-277-4158 Media Contact: Rick Matthews of Rubenstein 212.843.8267

MORGANS HOTEL GROUP CO. ANNOUNCES FIRST QUARTER 2006 EARNINGS

********** Highlights **********
-Strong RevPAR Growth-
-Closed on the Acquisition of the Mondrian Scottsdale-

NEW YORK, NY, May 8, 2006 - Morgans Hotel Group Co. (NASDAQ: MHGC), a fully integrated hospitality company that owns and operates boutique hotels in gateway cities under brands such as Delano and Mondrian, today reported financial results for the first quarter 2006.

First quarter 2006 metrics are in line with the Company’s expectations. Revenue per available room (RevPAR) for owned hotels was $196.25, a 4.1% increase over first quarter 2005 and a 23.8% increase over first quarter 2004. Total revenues, which include food and beverage, other hotel revenues and management fees, increased 2.9% to $64.1 million as compared to $62.3 million in the first quarter of 2005. As anticipated, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $17.4 million.

Mr. W. Edward Scheetz, President and Chief Executive Officer stated, “Our results for the first quarter of 2006 were in line with our expectations. RevPAR at our hotels continues to grow, up almost 25% from two years ago, which illustrates the continued strength of both our brands and our markets. We continue to see positive trends in all of our markets, New York, Miami, Los Angeles, San Francisco, and London, and so we expect continued growth. We are also very excited to have closed on our first acquisition since our IPO, the 194 room James Hotel in Scottsdale, Arizona which we have re-branded as the Mondrian Scottsdale. Over the coming months, we will begin renovations to make the hotel reflective of the Mondrian brand standard and expect to complete renovations by year-end 2006. We look forward to the Mondrian Scottsdale’s contribution to profitability. We are also very optimistic about our acquisitions pipeline. We are seeing attractive acquisition opportunities in our current markets and our target markets. Our brands are strong, our markets are strong, we have a new hotel in our portfolio and a robust acquisition pipeline. Morgans Hotel Group is well positioned for growth in 2006 and beyond.”

First Quarter Operating Results

RevPAR for the company’s owned hotels was $196.25 for the first quarter 2006, a 4.1% increase over the comparable period in 2005. The increase in RevPAR was driven by strong performances at the Clift hotel in San Francisco and the Mondrian hotel in Los Angeles, which posted RevPAR growth of nearly 17% and 7%, respectively.

The RevPAR growth for the Company’s owned hotels was driven by average daily rate (ADR) growth, which increased by 7.1%, or $19.01, to $286.49 for the first quarter of 2006, from $267.49 for the first quarter of 2005. Occupancy at the Company’s owned portfolio was 68.5% in the first quarter 2006 as compared to 70.5% in the first quarter of 2005. We are pushing rate at our properties, and expect increased occupancy to follow.

Our London hotels, which we own through a 50/50 joint venture, posted very strong first quarter results, underscoring the strength of the London market. In constant dollars, the Company’s Sanderson and St. Martins Lane posted RevPAR growth of 7.0% and 15.2%, respectively, for the first quarter of 2006. However, the strength of the US dollar relative to the British pound offset this improvement.

The net loss for the first quarter of 2006 was $16.9 million, compared to a net loss of $2.8 million in the first quarter of 2005. However, the first quarter of 2006 included one-time, non-cash charges of $15.6 million associated with the Company’s initial public offering. Net loss adjusted for these one-time items is $1.3 million, a $1.5 million improvement over first quarter 2005.

The second quarter has started off strongly. The Company’s properties performed well in April with RevPAR growth of 7.5% for the entire portfolio. London experienced the most growth, with a RevPAR increase of 12%. Other cities also posted strong RevPAR growth; New York at 9.1% and  Miami at 8.1%.

Balance Sheet and Financing

As of March 31, 2006, adjusted long-term debt was $483.4 million. Cash and cash equivalents were $60.3 million, and cash reserves were $33.6 million, resulting in net debt of $389.5 million. The Company’s weighted average debt maturity was 4.4 years and its weighted average interest rate was 5.8%. The Company also has an undrawn $125 million revolving credit facility.

Development Activity

On May 3, 2006, the Company completed the purchase of the Mondrian Scottsdale, formerly known as the James hotel with a final payment of $43.2 million, bringing the total purchase price to $47.8 million. The Company funded the acquisition with proceeds from the IPO and intends to secure mortgage financing on the property. The Company intends to upgrade the property over the next several months to bring it to the level of our Mondrian. We also plan to open an Asia de Cuba restaurant and a Skybar at the property. We expect to complete the repositioning by the end of 2006.

In January 2006, the Company entered into a 50/50 joint venture with Boyd Gaming Corporation (NYSE: BYD) to develop two flagship hotels with a total of 1,600 rooms in Las Vegas on the Strip bearing the Company’s Delano and Mondrian brands. We have continued to work with Boyd on pre-development of the hotels. The project is expected to be completed in 2010.

In January 2006, the Company completed the acquisition of the property across from the Delano Miami Hotel for approximately $14.3 million. The Company expects to convert the property into additional guest rooms and additional guest facilities and have the property in operation by the end of 2007.

Guidance For 2006

The statements below are the Company’s outlook or forecast for the Company’s business for the fiscal year ending December 31, 2006. Based upon the Company’s expectations for continued improvement of the U.S. economy, moderate supply growth, further rate improvement in the luxury lodging and consumer service sectors, recent joint-venture announcements, along with planned expense increases, the Company continues to expect to meet the following financial targets for the full year 2006:

RevPAR Growth:	8.0% to 10.0%
Total Revenues:	$280 million to $290 million
Adjusted EBITDA:	$85 million to $90 million

Adjusted EBITDA for 2006 includes costs of approximately $2.0 million related to public company expenses and excludes non-cash stock compensation expense which is estimated to be approximately $7.5 million in 2006.

The Company anticipates spending approximately $10 million for the upgrade to the Delano over the summer and approximately $4 to $5 million for the renovation and re-branding of Mondrian Scottsdale. In addition, maintenance capital expenditures for 2006 are estimated to be approximately $10 to $12 million.

Conference Call

The Company will host a conference call to discuss the financial results for the first quarter 2006, today at 5:00 PM Eastern time. Hosting the call will be Mr. W. Edward Scheetz, President and Chief Executive Officer, and Mr. Richard Szymanski, Chief Financial Officer.

The call will be webcast live over the Internet at www.morganshotelgroup.com under the About Us, Investor Relations section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (888) 802-2266 or (913) 312-1270 for international callers.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 6784403. The replay will be available from May 8, 2006 through May 15, 2006.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the completion of transactions and the integration of properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group Co.’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

About Morgans Hotel Group

Morgans Hotel Group Co. (Nasdaq: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St. Martins Lane in London. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America, Asia and around the world. For more information, please visit www.morganshotelgroup.com.

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Morgans Hotel Group Co.

Unaudited Income Statement

(in $000s)

	Three Months Ended		%
	3/31/06	3/31/05	Change

Revenues:
Rooms	36,816	35,352	4%
Food & beverage	21,985	21,495
Other hotel	3,081	2,905
Total hotel revenues	61,882	59,752	4%
Management fees	2,207	2,500
Total revenues	64,089	62,252	3%

Operating Costs and Expenses:
Rooms	10,061	9,571
Food & beverage	14,062	13,560
Other departmental	1,164	920
Hotel, selling, general and administrative	13,212	12,680
Property taxes, insurance and other	3,677	3,080
Total hotel operating expenses	42,176	39,811	6%
Corporate expenses:
Stock based compensation	1,052
Other	4,618	3,839
Depreciation	5,325	6,880
Total operating costs and expenses	53,171	50,530	5%
Operating income	10,918	11,722	-7%

Interest expense, net	14,584	11,714
Equity in loss of unconsolidated joint ventures	376	1,809
Minority interest in joint ventures	1,405	1,240
Other non-operating (income) loss	42	(433)

Pre tax loss	(5,489)	(2,608)	-110%
Income taxes	11,386	183
Net loss before minority interest in MHGC	(16,875)	(2,791)	-505%

Shares Outstanding	33,500

Loss per share (1)	(0.36)

(1)                                  Loss per share represents the loss for Morgan’s Hotel Group Co. from February 17, 2006, the date of the IPO, to March 31, 2006 over the number of shares outstanding in that period.

Morgans Hotel Group, Co.

Unaudited Hotel Operating Statistics

	Three Months Ended		%
	3/31/06	3/31/05	Change
Morgans
Occupancy	81.0%	83.5%	-3.0%
ADR	265.83	249.46	6.6%
Revpar	215.32	208.30	3.4%

Royalton
Occupancy	85.3%	87.4%	-2.4%
ADR	289.57	263.96	9.7%
Revpar	247.00	230.70	7.1%

Hudson
Occupancy	75.8%	80.4%	-5.7%
ADR	217.36	197.79	9.9%
Revpar	164.76	159.02	3.6%

Delano
Occupancy	82.0%	84.9%	-3.4%
ADR	586.78	587.89	-0.2%
Revpar	481.16	499.12	-3.6%

Mondrian
Occupancy	81.2%	80.8%	0.5%
ADR	318.89	299.77	6.4%
Revpar	258.94	242.21	6.9%

Clift
Occupancy	63.7%	61.8%	3.1%
ADR	241.82	213.49	13.3%
Revpar	154.04	131.94	16.8%

Total Owned
Occupancy	68.5%	70.5%	-2.8%
ADR	286.49	267.48	7.1%
Revpar	196.25	188.57	4.1%

St. Martins Lane
Occupancy	73.2%	69.0%	6.1%
ADR	345.18	369.02	-6.5%
Revpar	252.67	254.62	-0.8%

Sanderson
Occupancy	73.5%	65.0%	13.1%
ADR	423.63	448.75	-5.6%
Revpar	311.37	291.69	6.7%

Shore Club
Occupancy	75.4%	80.6%	-6.5%
ADR	429.61	405.40	6.0%
Revpar	323.93	326.75	-0.9%

Total Joint Venture
Occupancy	74.3%	73.5%	1.1%
ADR	402.59	403.45	-0.2%
Revpar	299.12	296.54	0.9%

Total Company
Occupancy	75.5%	76.9%	-1.8%
ADR	316.20	301.40	4.9%
Revpar	238.73	231.78	3.0%

EBITDA and Adjusted EBITDA

We believe that earnings before interest, income taxes, depreciation and amortization (EBITDA) is a useful financial metric to assess our operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between us and our competitors. Given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expense comprises a meaningful portion of our cost structure. We believe that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

We disclose Adjusted EBITDA because we believe it provides a meaningful comparison to our EBITDA as it excludes other non-operating (income) expenses that do not relate to the on-going performance of our assets and excludes the operating performance of assets in which we do not have a fee simple ownership interest.

The use of EBITDA and Adjusted EBITDA has certain limitations. Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. The term EBITDA is not defined under accounting principles generally accepted in the United States, or U.S. GAAP, and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing our operating performance, you should not consider this data in isolation, or as a substitute for, our net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP. In addition, our EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as we do.

A reconciliation of net income (loss) and operating income (loss), the most directly comparable U.S. GAAP measures, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

Morgans Hotel Group, Co.

Unaudited EBITDA Reconciliation

(in $000s)

	Three Months Ended
	3/31/06	3/31/05

Net income (loss)	(16,875)	(2,791)
Interest expense,net	14,584	11,714
Income tax expense	11,386	183
Depreciation and amortization expense	5,325	6,880
Proportionate share of interest expense from unconsolidated joint ventures	1,599	1,864
Proportionate share of depreciation expense from unconsolidated joint ventures	1,233	2,006
Proportionate share of depreciation expense of consolidated joint ventures	(130)	(158)

EBITDA	17,122	19,698

Other non operating expense (income)	42	(433)
Less: Clift	(836)	(640)
Add: Stock based compensation	1,052	—

Adjusted EBITDA	17,380	18,625

Morgans Hotel Group, Co.

Reconciliation of Operating Income to Adjusted EBITDA

(unaudited, in $000s)

	Three Months Ended
	3/31/06	3/31/05

Operating Income	10,918	11,722

Depreciation	5,325	6,880
EBITDA from joint ventures	2,456	2,061
Minority interest	(1,535)	(1,398)
Other non-operating income (loss)	(42)	433

EBITDA	17,122	19,698

Other non-operating (income) loss	42	(433)
Less: Clift	(836)	(640)
Add: Stock based compensation	1,052

Adjusted EBITDA	17,380	18,625

Morgans Hotel Group, Co.

Unaudited Room Revenue Analysis

(in $000s)

	Three Months Ended		%
	3/31/06	3/31/05	Change

Morgans	2,190	2,118	3%
Royalton	3,755	3,507	7%
Hudson	11,917	11,486	4%
Delano	8,398	8,760	-4%
Mondrian	5,520	5,167	7%
Clift	5,036	4,314	17%
Total Owned	36,816	35,352	4%

Hotel Revenue Analysis

	Three Months Ended		%
	3/31/06	3/31/05	Change

Morgans	4,971	4,874	2%
Royalton	5,134	4,816	7%
Hudson	15,989	15,765	1%
Delano	16,495	16,511	0%
Mondrian	10,713	10,124	6%
Clift	8,580	7,662	12%
Total Owned	61,882	59,752	4%

Morgans Hotel Group, Co.

Unaudited EBITDA Analysis

(in $000s)

	Three Months Ended		%
	3/31/06	3/31/05	Change

Morgans	817	889	-8%
Royalton	944	1,028	-8%
Hudson	4,590	4,943	-7%
Delano	7,048	7,549	-7%
Mondrian	3,936	3,494	13%
Clift	836	640	31%
Total Owned	18,171	18,543	-2%

St Martins Lane	1,264	1,117	13%
Sanderson	857	611	40%
Shore Club	335	333	1%
Total Joint Venture	2,456	2,061	19%

Management Fees	2,207	2,500	-12%
Corporate Expenses	(5,670)	(3,839)	48%

Total Company	17,164	19,265	-11%

Less Clift	(836)	(640)	31%
Less: Stock Based Compensation	1,052	—

Adjusted EBITDA	17,380	18,625	-7%

Morgans Hotel Group, Co.

Unaudited Balance Sheet

(in $000s)

	Mar 31	Dec 31
	2006	2005

Cash	60,306	21,835
Cash reserves	33,601	32,754
Property and equipment	437,724	426,927
Goodwill	73,698	73,698
Accounts receivable	11,754	10,567
Prepaid expenses and other assets	11,607	12,687
Investments in joint ventures	7,754	7,529
Other assets	28,500	20,278
Total assets	664,944	606,275

Long-term debt	381,482	584,492
Capital lease obligations - Clift	76,111	75,140
Accounts payable and accrued expenses	33,279	32,309
Other liabilities	21,394	23,751
Deferred income taxes	10,561	—
Total liabilities	522,827	715,692
Minority interests	20,646	1,156
Stockholders’equity (deficit)	121,471	(110,573)
Total liabilities and equity (deficit)	664,944	606,275